EXHIBIT 10.6
FIRST AMENDED AND RESTATED
EMPIRE STATE REALTY TRUST, INC.
EMPIRE STATE REALTY OP, L.P.
2019 EQUITY INCENTIVE PLAN

(As Amended and Restated as of July 13, 2020)

1.	Purpose.
The purpose of the Plan is to assist the Company and the Partnership in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company, the Partnership and their respective Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of equity-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder and partner value.

2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “2013 Plan” means the Empire State Realty Trust, Inc. and Empire State Realty O.P. First Amended and Restated 2013 Equity Incentive Plan, as amended and restated on April 4, 2016.
(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(c) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Dividend Equivalent Right or other equity-based award granted under the Plan.
(d) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, an SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any Dividend Equivalent Right or other equity-based Award granted under the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s commission of any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, (4) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties or (5) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company or an Affiliate relating to noncompetition, nonsolicitation, and/or nondisclosure. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.
(g) “Change in Control” means:

(1) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than thirty percent (30%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);
(2) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason (other than by reason of death) to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(3) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization, (ii) no Person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or
(4) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.
Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of thirty percent (30%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(j) “Company” means Empire State Realty Trust, Inc., a Maryland corporation, and its successors by operation of law.
(k) “Company Voting Securities” has the meaning set forth in Section 2(g)(1) hereof.
(l) “Corporate Event” has the meaning set forth in Section 12(b) hereof.
(m) “Data” has the meaning set forth in Section 22(c) hereof.
(n) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(o) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends on the later of (i) two years after the date on which the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.
(p) “Dividend Equivalent Right” means a right granted to a Participant under Section 10 hereof, to receive cash, Stock or other property equal in value to all or some portion of the regular cash dividends that are or would be payable with respect to shares of Stock subject to an Award.
(q) “Effective Date” means March 1, 2019.
(r) “Eligible Person” means (1) each employee and officer of the Company, the Partnership or any of their respective Affiliates, including each such employee and officer who may also be a director of the Company, the Partnership or any of their respective Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) each other natural person who provides substantial services to the Company, the Partnership or any of their respective Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (4) each natural person who has been offered employment by the Company, the Partnership or any of their respective Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(r) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this Section 2(r) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f). An employee on an approved leave of absence may be considered as still in the employ of the Company, the Partnership or any of their respective Affiliates for purposes of eligibility for participation in the Plan.

(s) “Excepted Award” has the meaning set forth in Section 4(d) hereof.
(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.
(u) “Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
(v) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. If the Stock is not listed on a national securities exchange, the Fair Market

Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(w) “Incentive Stock Option” means an Option that is intended to, and does, qualify as an incentive stock option within the meaning of Section 422 of the Code.
(x) “Incumbent Board” has the meaning set forth in Section 2(g)(2) hereof.
(y) “LTIP Unit” means an “LTIP Unit” as defined in the Partnership Agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Partnership Agreement, subject to the terms and conditions of the applicable Award Agreement and the Partnership Agreement.
(z) “Minimum Vesting Period” means the one-year period following the date of grant of an Award.
(aa) “Non-Control Transaction” has the meaning set forth in Section 2(g)(3) hereof.
(bb) “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.
(cc) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(dd) “Option Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Option grant.
(ee) “OP Unit” means an “OP Unit” as defined in the Partnership Agreement.
(ff) “Parent Company” has the meaning set forth in Section 2(g)(3) hereof.
(gg) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.
(hh) “Participant Agreement” means an employment or other services agreement or a severance or change in control agreement between a Participant and the Service Recipient and is effective as of the date of determination.
(ii) “Partnership” means Empire State Realty OP, L.P., a Delaware limited partnership.
(jj) “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated October 1, 2013, as it may be amended, supplemented or restated from time to time in accordance with its terms.
(kk) “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a “Performance Share” or a “Performance Unit” at the time of grant.
(ll) “Performance Award Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Performance Award grant.
(mm) “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.
(nn) “Performance Period” means the period designated for the achievement of Performance Objectives.
(oo) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
(pp) “Plan” means this Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2019 Equity Incentive Plan, as amended from time to time.

(qq) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.
(rr) “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.
(ss) “Reorganization” has the meaning set forth in Section 2(g)(3) hereof.
(tt) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
(uu) “Restricted Stock Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.
(vv) “Restricted Stock Unit” means a notional unit granted to a Participant under Section 7 hereof representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.
(ww) “Retirement Eligibility Date” means the later of (i) the date a Participant attains the age of (a) 60 for any Awards granted on or after the Effective Date and prior to July 13, 2020 or (b) 65 for any Awards granted on or after July 13, 2020, and (ii) the date on which a Participant has first completed ten (10) years of continuous service with the Company or its Affiliates, any predecessor of the Company or its Affiliates (including, without limitation Malkin Holdings LLC), or any entity acquired by the predecessor of the Company in connection with the consolidation of certain office and retail properties in Manhattan and the greater New York metropolitan area and management businesses supervised by Malkin Holdings LLC into the Partnership and/or the Company.
(xx) “RSU Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Stock Units.
(yy) “SAR Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Stock Appreciation Rights.
(zz) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.
(aaa) “Service Recipient” means, with respect to a Participant holding a given Award, either the Company, the Partnership or any of their respective Affiliates by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(bbb) “Stock” means the Company’s Class A common stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.
(ccc) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period granted to a Participant under Section 8 hereof. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 12(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(ddd) “Surviving Company” has the meaning set forth in Section 2(g)(3) hereof.
(eee) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.	Administration.
(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock or other equity interests (including, without limitation, LTIP Units) subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, (7) accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death or disability, and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Qualifying Committee, and the taking of any action by the Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.
(d) Section 409A. All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

4.	Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall not exceed 10,960,000 shares of Stock. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares. Notwithstanding the foregoing, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NASDAQ Listing Rule 5635(c) and IM-5635-1, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.
(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other equity-based Awards that are LTIP Units shall reduce the total number of shares of Stock available for delivery under the Plan on a one-for-one basis, i.e., each LTIP Unit shall be treated as an award of a single share of Stock. Shares of Stock into which LTIP Units are converted shall deemed to be issued under the Plan but shall not reduce the total number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan or an award under the 2013 Plan expires or is canceled, forfeited, or otherwise terminated without a delivery to the Participant of the full number of shares of Stock (or LTIP Units) to which the award related, the undelivered shares of Stock (or LTIP Units) will again be available for grant under the Plan. The following shares of Stock shall be deemed to constitute shares delivered to the Participant and shall not again be available for Awards under the Plan: (i) shares of Stock withheld in payment of the exercise price or taxes relating to an Award or an award under the 2013 Plan and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or an award under the 2013 Plan and (ii) shares of Stock subject to a Stock Appreciation Right granted under the Plan or the 2013 Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company or the Partnership repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.
(c) Annual Limitation; Incentive Stock Options.
(1) Notwithstanding anything to the contrary herein, the maximum number of shares of Stock with respect to which Options and Stock Appreciation Rights may be granted to any individual in any one calendar year shall not exceed 1,370,000.
(2) No more than 10,960,000 shares of Stock reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
(d) Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 4(d) shall limit the Committee’s authority to accelerate the vesting of Awards as set forth in Section 3(a)(7) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.
(e) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any non-employee director of the Company in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or any successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

5.	Options.
(a) General. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(r) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.
(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to qualify as either (1) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, or (2) an Incentive Stock Option, then in each case the applicable exercise price shall not be less than the Fair Market Value on the date of grant, subject to subsection (g) below in the case of any Incentive Stock Option.
(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (1) in immediately available funds in United States dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.
(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.
(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:
(1) In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Options shall cease, (B) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.
(2) In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Options shall cease, (ii) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution.

(3) In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Options (whether or not vested) shall immediately expire as of the date of such Termination.
(g) Special Provisions Applicable to Incentive Stock Options.
(1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be deemed Nonqualified Stock Options.
(3) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.	Restricted Stock.
(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement (1) cash dividends and stock dividends, if any, with respect to Restricted Stock subject to performance-based vesting shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate and (2) cash dividends and stock dividends, if any, with respect to all other Restricted Stock shall be paid to Participants at the same time as such dividends are paid to stockholders. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.
(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, all vesting with respect to such Participant’s Restricted Stock shall cease, and all unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.	Restricted Stock Units.
(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.
(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.
(c) Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, with respect to Restricted Stock Units prior to the actual delivery of shares of Stock.
(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units shall cease, (2) each of such Participant’s outstanding unvested Restricted Stock Units shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.	Stock Appreciation Rights.
(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.
(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.
(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that if a Stock Appreciation Right is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, then the applicable base price shall not be less than the Fair Market Value on the date of grant.
(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.
(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:
(1) In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (B) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.
(2) In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (ii) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the person or persons to whom a Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution.
(3) In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Stock Appreciation Rights (whether or not vested) shall immediately expire as of the date of such Termination.

9.	Performance Awards.

(a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.
(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.
(c) Earning of Performance Units and Performance Shares. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met.
(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.
(e) Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.
(f) Performance Objectives.
(1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(2) Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant, the specific Service Recipient, or a division, department, or function within the Company or the Service Recipient. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index.
(3) The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

10.	Dividend Equivalents
The Committee may include in the Award Agreement with respect to any Award (other than an Option or Stock Appreciation Right) a Dividend Equivalent Right in such form and having such terms and conditions as the Committee shall deem appropriate. A Dividend Equivalent Right (if such right is a “dividend equivalent” within the meaning of Treasury

Regulation Section 1.409A-3(e)) shall be treated separately from the right to other amounts under the Award for purposes of Section 409A of the Code. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Stock or in another form of property, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, a Participant’s right under an Award Agreement to dividend equivalent payments in the case of an Award that is subject to vesting conditions shall be treated as unvested so long as such Award remains unvested, and any such dividend equivalent payments that would otherwise have been paid during the vesting period shall instead be accumulated (and, if paid in cash, reinvested in additional shares of Stock based on the Fair Market Value of the Stock on the date of reinvestment) and paid within thirty (30) days following the date on which such Award is determined by the Company to have vested.

11.	Other Equity-Based Awards.
The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock or other equity interests of the Company or the Partnership (including, without limitation, LTIP Units), as deemed by the Committee to be consistent with the purposes of the Plan. The grant of LTIP Units must satisfy the requirements of the Partnership Agreement. The Committee may also grant Stock or other equity interests of the Company or the Partnership (including, without limitation, LTIP Units) as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

12.	Adjustment for Recapitalization, Merger, etc.
(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock or other equity interests (including, without limitation, LTIP Units) covered by each outstanding Award, and the price per share of Stock or other equity interest (including, without limitation, LTIP Units) underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other equity interest (including, without limitation, LTIP Units) or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend (as determined by the Committee in its sole discretion) declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, so long as it determines there is no adverse economic impact on the Participants as of the date any action is taken under this Section 12(b), provide for any one or more of the following:
(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;
(2) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

(3) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.
Payments to holders pursuant to paragraph (2) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.
(c) Double-Trigger Vesting. Other than as set forth in an existing employment agreement between the Company and its Chairman and Chief Executive Officer, or any renewal thereof, in the event of a Participant’s Termination following the Corporate Event as a result of (i) death, (ii) Disability, (iii) a termination without Cause by the Company or its Affiliates, (iv) a voluntary termination by the Participant that follows the Participant’s Retirement Eligibility Date, or (v) a Termination by a Participant with Good Reason (as defined in, and to the extent that the Participant’s Award Agreement or Participant Agreement includes a definition of Good Reason):
(1) With respect to Awards subject solely to time-based vesting, the Awards shall, unless earlier terminated or forfeited and to the extent not otherwise vested, automatically become fully vested as of such date of Termination; and
(2) With respect to Performance Awards or other Awards that vest subject to the achievement of performance criteria: (i) if such Termination occurs following the completion of the Performance Period, any restrictions on the shares of Stock underlying the Award that have been earned based on achievement of the Performance Objectives or similar performance criteria shall lapse and such shares of Stock shall, unless earlier terminated or forfeited and to the extent not otherwise vested, automatically become fully vested as of such date of Termination; and (ii) if such Termination occurs prior to the expiration of the Performance Period, (A) the end date of the Performance Period shall be the date immediately prior to the Termination and the number of shares of Stock underlying the Award which become earned shall be determined as set forth in the relevant Award Agreement, and (B) any restrictions and conditions on the shares of Stock that become earned as of the Termination shall lapse and the number of shares of Stock underlying the Award that have been earned based on achievement of the Performance Objectives or similar performance criteria, unless earlier terminated or forfeited, that become vested as of such date of Termination shall be determined by multiplying the number of shares of Stock underlying the Award that have been earned based on achievement of the Performance Objectives or similar performance criteria by a fraction, the numerator of which is the number of days in the shortened Performance Period and the denominator of which is the total number of days in the original Performance Period.
(d) Fractional Shares. Any adjustment provided under this Section 12 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.

13.	Use of Proceeds.
The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

14.	Rights and Privileges as a Stockholder.
Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

15.	Transferability of Awards.
Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

16.	Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

17.	Compliance with Laws.
The obligation of the Company to deliver Stock upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.	Withholding Obligations.
As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Stock to be issued pursuant to an Award with a Fair Market Value as of the vesting, exercise or settlement date of the Award, as applicable equal to the amount of the required withholding tax, (ii) transferring to the Company shares of Stock owned by the Participant with a Fair Market Value as of the vesting, exercise or settlement date of the Award, as applicable, equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an employee of the Company at the time such withholding is effected, by withholding from the cash compensation payable to such Participant as of such date, equal to the amount of the required withholding tax.

19.	Amendment of the Plan or Awards.
(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.
(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval if such amendment would cause the Plan to fail to comply with any applicable legal requirement or applicable rules of any national securities exchange on which the Stock or OP Units are listed or similar requirement. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 12 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d) No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 12(a) hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 12(b) hereof.

20.	Termination or Suspension of the Plan.
The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

21.	Effective Date of the Plan.
The Plan was originally effective as of the Effective Date, subject to stockholder approval. The Plan was amended and restated as of July 13, 2020.

22.	Miscellaneous.
(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
(b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.
(c) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan.

Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(d) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 22(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.
(e) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(f) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(g) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland without reference to the principles of conflicts of laws thereof.
(h) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(i) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(j) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.